UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2017

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88‑0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2017, Southwest Gas Corporation (“Southwest”), a subsidiary of Southwest Gas Holdings, Inc., entered into definitive documentation to establish a new commercial paper program (the “Program”), under which Southwest may issue unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 3(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).  The Program is substantially similar to the commercial paper program conducted by Southwest prior to the establishment of the Program.

Under the Program, Southwest may issue the Notes from time to time in an aggregate amount not to exceed $50,000,000 outstanding at any time.  The Notes will have maturities of up to 270 days from the date of issue and will rank equal in right of payment with all of Southwest’s other unsecured and unsubordinated indebtedness. Southwest has agreed to maintain available commitments under its Revolving Credit Agreement, by and among the Company, The Bank of New York Mellon, as administrative agent thereunder, and the other lenders signatory thereto, dated as of March 15, 2012, in an amount at least equal to the amount of Notes outstanding at any time.  The net proceeds of the issuance of the Notes are expected to be used for the purchase of natural gas and general corporate purposes.

A national bank acts as the issuing and paying agent under the Program pursuant to an issuing and paying agent agreement.  Piper Jaffray & Co. will act as dealer (the “Dealer”) pursuant to the terms and conditions of commercial paper dealer agreement entered into between Southwest and the Dealer (the “Dealer Agreement”).  The Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 2, 2017
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer